As filed with the Securities and Exchange Commission on May 19, 2023.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Baytex Energy Corp.

(Exact name of registrant as specified in its charter)

Alberta	1381	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

2800, 520 — 3rd Avenue S.W.
Calgary, Alberta
T2P 0R3
(587) 952-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Baytex Energy USA, Inc.
5444 Westheimer Rd., Ste 1000
Houston, Texas 77056
(346) 202-2078

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

James R. Maclean Baytex Energy Corp. 2800, 520 — 3rd Avenue S.W. Calgary, Alberta, Canada, T2P 0R3 (587) 952-3000	Michael S. Telle Lande Spottswood Vinson & Elkins LLP 845 Texas Avenue, Ste. 4700 Houston, Texas 77002 (713) 758-2222	Katherine J. Ryan Ranger Oil Corporation 16285 Park Ten Place, Ste. 500 Houston, Texas 77084 (713) 722-6500	Julian J. Seiguer, P.C. Anne G. Peetz Sean Wheeler, P.C. Debbie Yee, P.C. Kirkland & Ellis LLP 609 Main Street, Ste. 47000 Houston, Texas 77002 (713) 836-3600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and upon completion of the transaction described in the enclosed proxy statement/prospectus.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-271191

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 EXPLANATORY NOTE

Pursuant to its Registration Statement on Form F-4 (Registration No. 333-271191), as amended, (the “Prior Registration Statement”), declared effective on May 18, 2023, Baytex Energy Corp., a company incorporated under the laws of Alberta (the “registrant”), registered an aggregate of 311,213,987 of its common shares, without nominal or par value (“Baytex common shares”), and paid an aggregate registration fee of $126,846.31. This Registration Statement is being filed with the Securities and Exchange Commission pursuant to General Instruction H of Form F-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 749,000 Baytex common shares estimated to be issuable upon the completion of the merger described in the Prior Registration Statement.  The additional securities that are being registered are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Tables set forth in Exhibit 107 as filed with the Prior Registration Statement.

 STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement incorporates by reference the contents of the Prior Registration Statement, including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index included with this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
5.1	Opinion of Burnet, Duckworth & Palmer LLP, counsel to Baytex Energy Corp., as to the validity of the Baytex common shares.
23.1	Consent of KPMG LLP with respect to Baytex Energy Corp.
23.2	Consent of McDaniel & Associates Consultants Ltd. with respect to Baytex Energy Corp.
23.3	Consent of Grant Thornton LLP with respect to Ranger Oil Corporation.
23.4	Consent of DeGolyer and MacNaughton with respect to Ranger Oil Corporation.
23.5	Consent of Burnet, Duckworth & Palmer LLP (included in Exhibit 5.1).
24.1*	Power of Attorney of Officers and Directors.
99.2	Consent of BofA Securities, Inc.
107	Calculation of Filing Fee Table

*              Previously filed with the registrant’s Registration Statement on Form F-4 (Registration No. 333-271191), as amended, which was initially filed with the Securities and Exchange Commission on April 7, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Calgary, Alberta, Canada, on May 19, 2023.

BAYTEX ENERGY CORP.
By:	/s/ Chad L. Kalmakoff
	Name:	Chad L. Kalmakoff
	Title:	Chief Financial Officer

Signature	Title	Date

* Eric T. Greager	President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2023

* Chad Kalmakoff	Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2023

* Mark R. Bly	Director	May 19, 2023

* Trudy M. Curran	Director	May 19, 2023

* Don G. Hrap	Director	May 19, 2023

* Angela S. Lekatsas	Director	May 19, 2023

* Jennifer A. Maki	Director	May 19, 2023

* David L. Pearce	Director	May 19, 2023

* Steve D.L. Reynish	Director	May 19, 2023

*By:	/s/ Chad L. Kalmakoff
	Name:	Chad L. Kalmakoff
	Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act, as amended, the registrant has caused this Registration Statement on Form F-4 to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative in the United States of Baytex Energy Corp., a company incorporated under the Business Corporations Act (Alberta), in the State of Delaware, on May 19, 2023.

Authorized U.S. Representative

BAYTEX ENERGY USA, INC.

By:	/s/ Gregory Zimmerman
	Name:	Gregory Zimmerman
	Title:	President